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                                                                     EXHIBIT 5.1

          [LETTERHEAD OF WITHERSPOON, KELLEY, DAVENPORT & TOOLE, P.S.]

                                   June 23, 1998

Sterling Financial Corporation
N. 111 Wall Street
Spokane, Washington 99201

    RE: REGISTRATION STATEMENT ON FORM S-4 OF STERLING FINANCIAL CORPORATION

Ladies and Gentlemen:

    We have acted as counsel to Sterling Financial Corporation, a Washington corporation ("Sterling"), in connection with the above-captioned Registration Statement filed by Sterling with the Securities and Exchange Commission (the "Registration Statement") with respect to up to 497,545 shares of common stock ("Sterling Common Stock"), par value $1.00 per share, of Sterling as provided in the Agreement and Plan of Merger (the "Agreement"), dated as of April 23, 1998, by and between Sterling and Big Sky Bancorp, Inc., a Delaware corporation ("Big Sky"), proposed to be issued in connection with the merger (the "Merger") of Big Sky with and into Sterling, as described in the proxy statement/prospectus that forms a part of the Registration Statement (the "Proxy Statement/Prospectus").

    In connection with this opinion, we have reviewed the Registration Statement and the exhibits thereto, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, certificates of public officials and of officers of Sterling, and such other instruments and matters of law and fact as we have deemed necessary to render the opinion contained herein.

    Based upon and subject to the foregoing, we are of the opinion that the Sterling Common Stock being registered under the Registration Statement, when issued pursuant to the Merger following approval of the Agreement by the requisite vote of the stockholders of Big Sky, will be validly issued, fully paid and non-assessable.

    We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "LEGAL MATTERS" in the Proxy Statement/Prospectus contained therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.

                                      Very truly yours,

                                      WITHERSPOON, KELLEY, DAVENPORT & TOOLE,
                                      P.S.
                                      /s/ Witherspoon, Kelley, Davenport &
                                      Toole, P.S.